Investor Presentation First Quarter 2026 Nasdaq: CARE

Forward-Looking Statement 2 This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond the Company’s control. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results may differ significantly from those expressed in or implied by these forward-looking statements. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements including, but not limited to the effects of: market interest rates and the impacts of market interest rates on economic conditions, customer behavior, and the Company’s net interest margin, net interest income, funding costs and its deposit, loan and securities portfolios; inflation, market and monetary fluctuations; changes in trade policies, tariffs, monetary and fiscal policies and laws of the U.S. government and the related impacts on economic conditions and financial markets, and changes in policies of the Federal Reserve, FDIC and U.S. Department of the Treasury; changes in accounting policies, practices, or guidance, for example, our adoption of Current Expected Credit Losses (“CECL”) methodology, including potential volatility in the Company’s operating results due to application of the CECL methodology; cyber-security threats, attacks or events; rapid technological developments and changes, including emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action or increase cybersecurity threats; our ability to resolve our nonperforming assets and our ability to secure collateral on loans that have entered nonaccrual status due to loan maturities and failure to pay in full; changes in the Company’s liquidity and capital positions; concentrations of loans secured by real estate, particularly commercial real estate (“CRE”) loans, and the potential impacts of changes in market conditions on the value of real estate collateral; increased delinquency and foreclosure rates on CRE loans; an insufficient allowance for credit losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, war and other geopolitical conflicts or public health events (such as pandemics), and of any governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on macroeconomic conditions, the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including our relationship with regulators and any actions that may be initiated by our regulators; legislation affecting the financial services industry as a whole, and the Company and the Bank, in particular and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies; the outcome of pending and future litigation and/or governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating acquired operations will be more difficult, disruptive or more costly than anticipated; the soundness of other financial institutions and any indirect exposure related to large bank failures and their impact on the broader market through other customers, suppliers and partners or that the conditions which resulted in the liquidity concerns with those failed banks may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships with; material increases in costs and expenses; reliance on significant customer relationships; general economic or business conditions, including unemployment levels, supply chain disruptions, slowdowns in economic growth, government shutdowns and geopolitical instability and tensions; significant weakening of the local economies in which we operate; changes in customer behaviors, including consumer spending, borrowing and saving habits; changes in deposit flows and loan demand; our failure to attract or retain key associates; expansions or consolidations in the Company’s branch network, including that the anticipated benefits of the Company’s branch acquisitions or the Company’s branch network optimization project are not fully realized in a timely manner or at all; deterioration of the housing market and reduced demand for mortgages; and re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. All risk factors and uncertainties described herein and therein should be considered in evaluating the Company’s forward-looking statements. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events are expressed in or implied by a forward-looking statement may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update, revise or clarify any forward-looking statement to reflect developments occurring after the statement is made, except as required by law.

Table of Contents 3 SECTION 01 Overview 4-14 SECTION 02 Financial Highlights 15-26 SECTION 03 Asset Quality 27-33 SECTION 04 Deposit Mix 34-36 SECTION 05 Commercial Loans 37-46 SECTION 06 Non-GAAP Reconciliation 47-53

Overview SECTION 01

5As of March 31, 2026 Company History Focused on the future. A well-capitalized franchise with momentum 1974 Bank established de novo in 1974 as First National Bank of Rocky Mount, VA 2006 Carter Bank & Trust charter established in 2006 with the merger of ten banks 2020 Carter Bankshares, Inc. holding company established in Q4 2020 with the assets of Carter Bank & Trust 2024 Carter Bankshares, Inc. unveiled a new logo and a refreshed visual brand identity to reflect our revitalized focus Executed the successful resolution of the Company's largest legacy nonperforming credit relationship on March 26, 2026 – Further enhanced capital and liquidity levels – Reinstated Quarterly Cash Dividend on April 22, 2026 _ 66.7% of Loan Production funded at a weighted average rate of 6.42% YTD 2026, with Construction loans of approximately $450M funding over the next 12-18 months. – Diversified and Granular Deposit base, approximately 78.2% Retail Customers Corporate Highlights $4.8B Assets – $3.7B Loans – $4.2B Deposits HQ Martinsville, Virginia – 63 Branches – 10 Corporate Centers Footprint Stats

Corporate Headquarters Regional Offices Branches Map Key 50 Total Branches in Virginia Total VA Deposits $3.7 billion 13 Total Branches in North Carolina Total NC Deposits $0.6 billion Regional Footprint VIRGINIA Charlotte Martinsville Raleigh Greensboro Lynchburg Charlottesville Roanoke N. CAROLINA S. CAROLINA Greenville Winston-Salem 1 Loan Production Office in South Carolina Mortgage Loan Offices Blacksburg Fredericksburg

Leadership Team 7 Loran Adams Executive Vice President Director of Regulatory Risk Management 43 years in Industry 9 years at the Bank Tami Buttrey Executive Vice President Chief Retail Banking Officer 43 years in Industry 7 years at the Bank Jane Ann Davis Executive Vice President Chief Administrative Officer 41 years in Industry 41 years at the Bank Tony Kallsen Senior Executive Vice President Chief Credit Risk Officer 35 years in Industry 8 years at the Bank Joyce Parker Executive Assistant 39 years in Industry 35 years at the Bank Chrystal Parnell Executive Vice President Chief Marketing & Communications Officer 23 years in Industry 4 years at the Bank Matt Speare Senior Executive Vice President Chief Operations Officer 23 years in Industry 8 years at the Bank Rich Spiker Senior Executive Vice President Chief Lending Officer 36 years in Industry 7 years at the Bank Charlie Sword Senior Vice President Controller 19 years in Industry 4 years at the Bank Litz Van Dyke Chief Executive Officer 40 years in Industry 9 years at the Bank Bradford Langs President Chief Strategy Officer 39 years in Industry 8 years at the Bank Wendy Bell Senior Executive Vice President Chief Financial Officer 41 years in Industry 8 years at the Bank Kimberly Schaufenbuel Executive Vice President Chief Human Resources Officer 7 years in Industry >1 year at the Bank

As of Month XX, XXXX Rewarding Relationships 9 Regulators Customers Community Associates Investors Nurturing relationships and rewarding customers, associates, and shareholders. As of March 31, 2026

Corporate & Social Responsibility



Associates in Northern Virginia participated in the "14th Annual Canstruction" event and were the winners of the ‘Best Use of Labels’ category for the Celebrating America’s 250th Birthday design.

The charity-focused competition benefits the Fredericksburg Regional Food Bank through the donation of canned food. The eleven competing teams donated nearly 10,000 meals for neighbors facing hunger across the Central Rappahannock River Region.



WELCOME
Carter Bank

The Charlotte team showed up through service to support Nourish Up, the largest network of food pantries in North Carolina. The Associates spent their time packing food boxes that were distributed to pantries throughout Mecklenburg County that afternoon. Their volunteerism ensured that community members had a stocked local pantry when doors opened the next day.



For the sixth consecutive year, the Bank participated in the Virginia Reads One Book program, through the Virginia Bankers Association. In 2026, the Bank expanded its involvement by sponsoring four elementary schools in our Danville, Martinsville, Roanoke, & Wytheville markets. The program promotes literacy and financial education by having the school community read the same book over a 3-week period. Associates also led financial education classes at each school.

757
Volunteer Community Service Hours

–

39
Nonprofits Supported by Associates Serving on Boards & Committees

–

$179,371
Charitable Donations & Sponsorships to Nonprofits

–

26
Financial Education Classes Facilitated for 725 Students

Carter Bankshares, Inc.
As of March 31, 2026 ▪ 10

As of Month XX, XXXX Investment Highlights Strong Financial Performance • Strong Liquidity & Capital Position • CET1 of 13.52% • ACL coverage of 1.41% • $1.6B of total available liquidity • 214.5% total available liquidity / uninsured deposits Attractive Markets & Customers • Well Positioned in Virginia & North Carolina including Fast Growing Markets such as Charlottesville, Charlotte, Greensboro, Roanoke, Raleigh and Winston-Salem. Executing Strategic Objectives • Investments in Human Capital, Brand & Culture, Technology, Loan & Deposit Diversification, Customer Experience, and Safety & Soundness should provide operational leverage and growth going forward Strong Financial PerformanceConservative Credit Culture • Strong Credit Position • 0.64% NPLs to Total Portfolio Loans • 0.73% NPAs to Total Portfolio Loans plus OREO • 219.03% Allowance for Credit Losses to NPLs • 0.08% Past Due Loans to Total Portfolio Loans • (1.55)% Net (Recoveries)/Charge-offs to Avg Loans 11As of March 31, 2026

As of Month XX, XXXX Strategic Initiatives 12 Superior financial performance and operational excellence. Growing responsibly with financial safety and soundness in mind is an essential practice that enables the Bank to prosper and remain independent. We’re known for our ability to provide exceptional service and build long-lasting relationships with customers. We will continue to build upon this differentiation with exceptional experiences, strong relationships, and community impact by investing in ways to improve the customer experience and gain operational efficiencies. Grow Responsibly – Provide Exceptional Experience – Gain Operational Efficiency We will invest in human capital strategies to enhance the associate experience. We will continue to drive efficiency and process improvement across all levels of the organization, leveraging technology and automation. We will make significant investments in the new brand strategy working on updating and enhancing the image and reputation of the Bank. Invest Enhance Expand We will focus on initiatives around enhancing technology, operations, customer experience, C&I, CRA, channel delivery, and product development. From a risk management perspective, we will strengthen change management systems and leverage the Board’s ERM Committee. We will continue strategies to deepen existing relationships and acquire new relationships in current markets. We will focus on increasing market share in target growth markets. We will focus on expanding through organic growth and opportunistic acquisition. As of March 31, 2026

Loan Sale Transaction Summary 13 Legacy Nonperforming Loans Note Book Balance $ 209,483,864 Premium on Sale 65,000,000 Recovery of $15 million charge-off 15,000,000 Total Consideration Received 289,483,864 Payoff Note Balances 209,483,864 Gain on Sale and Recovery 80,000,000 Release Remaining Specific ACL Reserve 18,035,471 Gain on Sale, Recovery and Reserve Release $ 98,035,471 Net Income after Tax $ 77,448,022 Diluted Earnings Per Share $ 3.50 Tangible/Book Value $ 3.49

Safety & Soundness 14As of March 31, 2026 Capital Asset Quality Earnings 13.52% Common Equity Tier 1 Ratio (CET1) – 14.78% Total Risk-based Capital Ratio – 11.10% Leverage Ratio – $22.78 Book Value 0.08% Delinquency/Portfolio Loans – 0.64% NPL/Portfolio Loans – 1.41% ACL/Portfolio Loans – (1.55)% Net Recovery/Portfolio Loans (YTD) 7.13% ROA (YTD)1 – 80.05% ROE (YTD)2 – 3.08% NIM (FTE) (YTD)3 – 72.66% Adjusted Efficiency Ratio (YTD)3 $1.6B Total Liquidity Sources – 12.49% Highly Liquid Assets/Total Assets – 82.47% Highly Liquid Assets/Uninsured Deposits – 214.52% Total Available Liquidity/Uninsured Deposits Liquidity 1 ROA excluding the Loan Sale Transaction = 0.72%3 2 ROE excluding the Loan Sale Transaction = 8.06%3 3 Non-GAAP Financial Measure - see Non-GAAP reconciliation

Financial SECTION 02

Balance Sheet & Income Statement

Operational Results	1Q 2026	4Q 2025	Q/Q Change $	1Q 2025	Y/Y Change $
Net Interest Income	$ 35,934	$ 34,604	**$ 1,330**	$ 30,138	**$ 5,796**
Recovery for Credit Losses	(33,917)	(2,178)	**(31,739)**	(2,025)	**(31,892)**
Recovery for Unfunded Commitments	(218)	(80)	**(138)**	(114)	**(104)**
Noninterest Income	70,974	5,225	**65,749**	6,901	**64,073**
Noninterest Expense	31,012	31,004	**8**	28,042	**2,970**
Income Tax Expense	24,274	2,603	**21,671**	2,183	**22,091**
Net Income	$ 85,757	$ 8,480	**$ 77,277**	$ 8,953	**$ 76,804**
Balance Sheet Condition					
Assets	$ 4,799,270	$ 4,851,922	**$ (52,652)**	$ 4,700,287	**$ 98,983**
Gross Loans	3,728,802	3,879,899	**(151,097)**	3,687,495	**41,307**
Allowance for Credit Losses	(52,503)	(71,491)	**18,988**	(73,518)	**21,015**
Securities	662,127	691,612	**(29,485)**	745,390	**(83,263)**
Deposits	4,235,250	4,210,889	**24,361**	4,200,927	**34,323**
Borrowings	—	178,500	**(178,500)**	55,000	**(55,000)**
Shareholders' Equity	$ 504,902	$ 419,697	**$ 85,205**	$ 401,766	**$ 103,136**

$1.3M / $5.8M
Net Interest Income up Q/Q & Y/Y

$(33.9)M
Recovery for Credit Losses 1Q26

$65.0M
Gain on the Transaction 1Q26

$8.6M
Adjusted Net Income[1] 1Q26

$(151.1)M / $41.3M
Loan Growth down Q/Q & up Y/Y

$58.4M or 6.1%
Loan Growth Q/Q Excluding Loan Sale[1]

$24.4M / $34.3M
Deposits up Q/Q & Y/Y

$(178.5)M / $(55.0)M
Borrowings down Q/Q & Y/Y

$85.2M / $103.1M
Shareholders' Equity up Q/Q & Y/Y

[1]Non-GAAP Financial measure - see Non-GAAP reconciliation

Carter Bankshares, Inc.
As of March 31, 2026 16

Financial / Shareholder Ratios 17As of March 31, 2026 Shareholder Ratios 1Q 2026 4Q 2025 Q/Q Change 1Q 2025 Y/Y Change Diluted Earnings Per Share (QTD) $ 3.88 $ 0.38 $ 3.50 $ 0.39 $ 3.49 Financial Ratios Return on Avg Assets (QTD) 7.13% 0.70% 6.43% 0.78% 6.35 % Return on Avg Shareholders' Equity (QTD) 80.05% 8.12% 71.93% 9.27% 70.78 % Net Interest Margin (FTE)(QTD)1 3.08% 2.93% 0.15% 2.70% 0.38 % Adjusted Efficiency Ratio (QTD)1 72.66% 76.85% (4.19) % 78.67% (6.01) % Asset Quality Ratios NPL / Portfolio Loans 0.64% 6.29% (5.65) % 7.09% (6.45) % NPA / Total Assets plus OREO 0.73% 6.29% (5.56) % 7.10% (6.37) % ACL / Portfolio Loans 1.41% 1.84% (0.43) % 1.99% (0.58) % Net Chg-offs / Portfolio Loans (QTD annualized) (1.55) % 0.01% (1.56) % 0.01% (1.56) % $3.50 / $3.49 Diluted Earnings Per Share up Q/Q & Y/Y $0.40 Adj. Diluted EPS1 Q/Q 7.13% / 0.70% / 0.78% ROA 1Q26, 4Q25 & 1Q25 0.72% Adj. ROA1 1Q26 Excluding Loan Sale 80.05% / 8.12% / 9.27% ROE 1Q26, 4Q25 & 1Q25 8.05% Adj. ROE1 1Q26 Excluding Loan Sale 0.15% / 0.38% NIM (FTE) up Q/Q & Y/Y (5.65)% / (6.45)% NPL / Portfolio Loans down Q/Q & Y/Y (0.43)% / (0.58)% ACL / Portfolio Loans down Q/Q & Y/Y 1Non-GAAP Financial measure - see Non-GAAP reconciliation

Financial Performance Trends 18As of March 31, 2026 Net Income, in thousands $50,11 8 $23,384 $24,523 $31 ,362 $34,995 2022 2023 2024 2025 1 Q2026 Adjusted Efficiency Ratio 60.67% 72.54% 80.95% 76.05% 72.66% 2022 2023 2024 2025 1 Q2026 ROA 1 .21% 0.53% 0.54% 0.66% 7.1 3% 0.72% 2022 2023 2024 2025 1 Q2026 TCE 7.82% 7.78% 8.25% 8.65% 1 0.52% 2022 2023 2024 2025 1 Q2026 2 1 Adjusted Net Income (non-GAAP)2 and YTD annualized for the three months ended March 31, 2026 2 Non-GAAP Financial Measure - see Non-GAAP reconciliation 3 ROA excluding the Loan Sale Transaction = 0.72%2 1, 2 3

Carter Bankshares Regulatory Well Capitalized Actual Excess ($) (In Thousands) Common Equity Tier 1 Ratio ("CET 1") 6.50% 13.52% $ 283,476 Tier 1 Risk-based Ratio 8.00% 13.52% 222,935 Total Risk-based Capital Ratio 10.00% 14.78% 192,724 Leverage Ratio 5.00% 11.10% 300,024 Critically Undercapitalized Category Tangible equity to total assets ≤ 2% Capital Conservation Buffer >= 2.5% composed of CET 1 Actual ($) 03/31/26 Cumulative AOCL Impact 03/31/26 Book Value per Common Share $ 22.78 $ (1.94) Adjusted Book Value1 $ 24.72 Capital Management 19As of March 31, 2026 • Focus on maintaining a strong regulatory capital position in excess of regulatory thresholds. • Ensure capital levels are commensurate with the Company's risk profile and strategic plan objectives. • On February 2, 2026, the Board authorized a repurchase program to purchase up to $10.0 million of the Company’s common stock in the aggregate over a period of twelve months beginning February 11, 2026. The Company did not repurchase any shares under this plan during the three months ended March 31, 2026. REGULATORY CAPITAL 13.52% 14.78% 11.10% TIER 1 TOTAL LEVERAGE 1Non-GAAP Financial measure - see Non-GAAP reconciliation

Liquidity 20As of March 31, 2026 $ in thousands March 31, 2026 December 31, 2025 Change Cash and Due From Banks, including Interest-bearing Deposits $ 228,318 $ 105,163 $ 123,155 FHLB Borrowing Availability1 816,643 609,392 207,251 Unsecured Lines of Credit 30,000 30,000 — Collateralized Lines of Credit 25,000 45,000 (20,000) Unpledged Investment Securities 407,764 402,220 5,544 Excess Pledged Securities 51,500 33,443 18,057 Total Liquidity Sources $ 1,559,225 $ 1,225,218 $ 334,007 $1.6B TOTAL AVAILABLE LIQUIDITY Continue to maintain a strong liquidity position: ▪ Ongoing FHLB collateral pledging1 ▪ Maintain three unsecured lines of credit ▪ Maintain one secured line of credit ▪ Majority of bond portfolio is unpledged ▪ Available sources to leverage unpledged bonds • Federal Reserve Discount Window • Federal Home Loan Bank of Atlanta • Secured Federal Funds Lines Strong coverage of uninsured deposits: ▪ Total available liquidity / uninsured deposits 214.5% 1For the periods presented above, the Company maintained a secured FHLB Borrowing Facility with FHLB of Atlanta equal to 30% of the Bank's assets approximating $1.4 billion, with available borrowing capacity subject to the amount of eligible collateral pledged at any given time.

Loan Composition

$ in thousands	For the Period Ending 03/31/2026	12/31/2025	03/31/2025	Variance Quarter	Year
CRE - Non-Owner Occupied	$ 1,575,228	$ 1,591,350	$ 1,548,080	$ (16,122)	$ 27,148
CRE - Multifamily	391,980	386,257	303,592	5,723	88,388
CRE - Owner Occupied	160,720	136,707	64,191	24,013	96,529
Commercial and Industrial	245,455	231,921	234,024	13,534	11,431
Residential Mortgages	815,263	822,141	801,253	(6,878)	14,010
Other Consumer	26,264	28,416	28,804	(2,152)	(2,540)
Construction	513,551	465,613	459,285	47,938	54,266
Other[1]	—	217,155	248,266	(217,155)	(248,266)
Total Portfolio Loans[2]	**$ 3,728,461**	**$ 3,879,560**	**$ 3,687,495**	**$ (151,099)**	**$ 40,966**

- The successful resolution of our largest nonperforming credit relationship during the first quarter of 2026 reduced total portfolio loans by $151.1 million and contributed to a more favorable loan composition, including lower levels of nonperforming and higher risk loans.
- Total portfolio loans increased $41.0M, or 1.1% YoY due to loan growth, primarily in the commercial real estate, construction, residential mortgage and commercial and Industrial segments.
- 66.7% of Loan Production funded at a weighted average rate of 6.42% YTD 2026, with Construction loans of approximately $450M funding over the next 12-18 months.

Total Portfolio Loan Growth [3]



$3,149
11.98%
YE 2022
$3,506
11.34%
YE 2023
$3,625
3.39%
YE 2024
$3,880
7.03%
YE 2025
$3,728
6.10% 4
Q1 2026
Portfolio Loans
Growth



Non-Owner Occupied CRE 42%
Multifamily CRE 11%
Owner Occupied CRE 4%
C&I 6%
Res Mtgs 22%
Construction 14%
Other Consumer 1%

[1] Other loans include unique risk attributes considered inconsistent with our current underwriting standards.
[2] Total Portfolio Loans is net of loans held-for-sale and Loan Portfolio Segments are sourced from Fed. Call Codes (RC-C).
[3] $ in millions
[4] Loan growth for the first quarter of 2026 excludes the sale of the large NPL, See non-GAAP reconciliation.

Carter Bankshares, Inc.
As of March 31, 2026 21

Loan Portfolio by Rate Type Fixed $1 ,534 41 % Floating $770 21 % Variable $1 ,424 38% Loan Portfolio Repricing & Index 1Q2026 22As of March 31, 2026 Loan Portfolio by Rate Index Type Fixed $1 ,534 41 % SOFR $608 1 6% Prime $1 68 5% Treasury $1 ,41 8 38% $3.7B $3.7B 1Floating Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once each month. 2Variable Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once during the life of the loan agreement, but not more frequently than once per quarter. 3 $ in millions 3 3 3 3 3 3 3 1 2

Top Ten (10) Relationships (Total Commitment) 23As of March 31, 2026 For the Periods Ending Change % of Gross Loans % of RBC $ in thousands 3/31/2026 12/31/2025 1. Multifamily $ 58,541 $ 58,610 $ (69) 1.57% 9.82% 2. Retail & Office 54,487 54,838 (351) 1.46% 9.14% 3. Retail & Warehouse 47,965 38,656 9,309 1.29% 8.04% 4. Warehouse 47,534 47,969 (435) 1.27% 7.97% 5. Warehouse 46,721 46,687 34 1.25% 7.84% 6. Long-Term Care 46,199 46,199 — 1.24% 7.75% 7. Health Care 44,779 44,779 — 1.20% 7.51% 8. Land & Self-Storage 44,744 47,392 (2,648) 1.20% 7.50% 9. Multifamily 44,669 44,842 (173) 1.20% 7.49% 10. Retail 43,068 47,619 (4,551) 1.16% 7.22 % Top Ten (10) Relationships1 $ 478,707 $ 477,591 $ 1,116 12.84% 80.28 % Total Gross Loans $ 3,728,802 $ 3,879,899 $ (151,097) % of Total Gross Loans 12.84% 12.31% 0.53 % Concentration (25% of Risk Based Capital ("RBC")) $ 149,083 $ 128,431 1 The table above reflects the removal of the Company’s largest nonperforming loan relationship as a result of the first quarter 2026 Transaction, resulting in a meaningful decline in borrower concentration. Prior to the Transaction the top 10 relationships to total gross loans at December 31, 2025 was 17.00%.

Bond Portfolio

$ in thousands	March 31, 2026 Amortized Cost	March 31, 2026 Net Unrealized (Losses)/ Gains	March 31, 2026 Fair Value	December 31, 2025 Amortized Cost	December 31, 2025 Net Unrealized (Losses)/ Gains	December 31, 2025 Fair Value
U.S. Government Agency Securities	$ 18,151	$ (404)	$ 17,747	$ 19,796	$ (421)	$ 19,375
Residential Mortgage-Backed Securities	67,764	(7,417)	60,347	83,918	(7,145)	76,773
Commercial Mortgage-Backed Securities	22,557	(165)	22,392	25,438	(316)	25,122
Other Commercial Mortgage-Backed Securities	24,837	(1,134)	23,703	25,297	(1,043)	24,254
Asset Backed Securities	100,053	(6,017)	94,036	100,643	(5,846)	94,797
Collateralized Mortgage Obligations	161,160	(6,737)	154,423	168,749	(6,929)	161,820
States and Political Subdivisions	262,090	(28,900)	233,190	262,275	(28,051)	234,224
Corporate Notes	60,250	(3,961)	56,289	59,250	(4,003)	55,247
Total Debt Securities	**$ 716,862**	**$ (54,735)**	**$ 662,127**	**$ 745,366**	**$ (53,754)**	**$ 691,612**

- The bond portfolio is 100% available-for-sale.
- Our portfolio consists of 43.5% of securities issued by United States government sponsored entities and carry an implicit government guarantee.
- States and political subdivisions comprise 35.2% of the portfolio and are largely general obligation or essential purpose revenue bonds, which have performed very well historically over all business cycles, and are rated AA and AAA.
- At March 31, 2026, the Company held 65.8% fixed rate and 34.2% floating rate securities.
- Securities comprise 13.8% of total assets at March 31, 2026.
- Shorter maturity profile with an average life of 4.76 years; less interest rate risk with an effective duration of 3.65; and higher than peer book yield of 3.08%



Muni
35%
SBA 4%
ABS 4%
Corporate
9%
CMO
23%
MBS
10%
CMBS
14%
Agencies
1%

Carter Bankshares, Inc.
As of March 31, 2026 24

Deposit Composition 25As of March 31, 2026 For the Period Ending Variance $ in thousands 03/31/2026 12/31/2025 03/31/2025 Quarter Year Lifetime Free Checking $ 637,933 $ 620,473 $ 631,714 $ 17,460 $ 6,219 Interest-Bearing Demand 871,398 808,171 794,059 63,227 77,339 Money Market 514,362 553,964 528,381 (39,602) (14,019) Savings 326,929 326,182 353,394 747 (26,465) Certificates of Deposits 1,884,628 1,902,099 1,893,379 (17,471) (8,751) Total Deposits $ 4,235,250 $ 4,210,889 $ 4,200,927 $ 24,361 $ 34,323 • Total deposits increased $34.3M YoY • Diversified and granular deposit base, approximately 79.1% Retail Customers • Approximately 82.8% of Deposits, including Collateralized Muni deposits are FDIC Insured • Partnership with IntraFi for available coverage over $250K FDIC insured limit CDs 44% Savings 8% DDA Int. Bearing 21% DDA Int. Free 15% MMA 12% Total Deposits Composition $3,633 $3,722 $4,153 $4,211 $4,235 $706 $685 $634 $620 $638 $2,927 $3,037 $3,519 $3,591 $3,597 Noninterest-bearing Deposits Interest-bearing Deposits YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 1 1 Period end balances at, $ in millions

As of Month XX, XXXX Past Present Future Deposit Mix - 12/31/2017 Deposit Mix - 03/31/2026 Deposit Mix - Target Deposits 26 Goal is to enhance and diversify funding sources with a focus on lower cost/core relationships (both retail and commercial): •Deposits currently stand at $4.2B •CD Portfolio ($1.9B) is relatively short with 78.1% of the portfolio scheduled to mature within 12 months and 94.6% of the portfolio scheduled to mature within 24 months, allowing for opportunities to lower deposit costs quickly when short term rates begin to ease •Multiple strategies are in place to grow all non maturity deposit accounts with a focus on lower cost of funds •Established product road map and working to expand deposit offerings for retail and commercial customers As of March 31, 2026 CDs 56% DDA - Int. Free 14% DDA - Int. Bearing 7% MMA 3% Savings 20% CDs 30% DDA - Int. Free 25% DDA - Int. Bearing 20% MMA 15% Savings 10% DDA - Int. Free 15% DDA - Int. Bearing 21% CDs 44% MMA 12% Savings 8%

Asset Quality SECTION 03

Asset Quality 28As of March 31, 2026 $229 $259 $ in millions 7 Percent of NPLs to Nonperforming Assets $7 $8 $7 $30 $24 $8 $2 $1 $— $3 96.8% 96.9% 87.7% NPLs Excluding "Other" OREO Large NPL "Other" Segment to Total NPAs YE 2022 YE 2023 YE 2024 YE 2025 1 Q 2026 $— $5 $1 0 $1 5 $20 $25 $30 $35 $40 $45 — % 20% 40% 60% 80% 1 00% Nonperforming Loans / Total Portfolio Loans $3,1 49 $3,506 $3,625 $3,880 $3,752 310 259 244 24 3,142 3,196 3,366 3,636 3,728 0.21% 8.83% 7.15% 6.29% 0.64% Nonperforming Loans Performing Loans Nonperforming Loans/ Total Portfolio Loans YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 Delinquency / Portfolio Loans 5 6 5 3 3 $3,149 $3,506 $3,625 $3,880 $3,728 0.15% 0.17% 0.13% 0.08% 0.08% Delinquency Portfolio Loans Delinquency / Portfolio Loans YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 NPLs and "Other" NPL / Total Portfolio Loans $7 $8 $30 $24 24 22 4 5 5 2 4 3 97.54% 97.1 6% 87.72% CRE C&I Res Mort Other Consumer Construction "Other" NPL/Total Portfolio Loans YE 2022 YE 2023 YE 2024 YE 2025 1 Q 2026 $0 $5 $1 0 $1 5 $20 $25 $30 $35 $40 $45 — % 20% 40% 60% 80% 1 00% 1 2 1 1 1 $7 1

Delinquency Trends 29As of March 31, 2026 Past Due Loans / Total Portfolio Loans 0.1 5% 0.1 7% 0.1 3% 0.08% 0.08% 0.08% 0.1 6% 0.1 3% 0.06% 0.08% 0.07% 0.01% — % 0.02% — % $4,837 $6,032 $4,828 $3,236 $3,1 66 30-59 Days PD 60-89 Days PD Total PD Amt YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 — % 0.05% 0.1 0% 0.1 5% 0.20% $— $2,000 $4,000 $6,000 $'s in thousands

Delinquency Trends 30 As of March 31, 2026 Delinquency Trends $3,1 66 0.1% $23,971 0.6% $3,701 ,324 99.3% 30-89 Days Past Due NPL Current March 31, 2026 $ in thousands Current 30-89 Days Past Due NPL Total Portfolio Loans Commercial Real Estate $ 2,106,146 $ 133 $ 21,649 $ 2,127,928 Commercial and Industrial 245,345 19 91 245,455 Residential Mortgages 810,824 2,673 1,766 815,263 Other Consumer 25,935 301 28 26,264 Construction 513,074 40 437 513,551 Total $ 3,701,324 $ 3,166 $ 23,971 $ 3,728,461 • On March 26, 2026, the Bank completed the sale (the “Transaction”) of all loans, subsequently reduced to judgments related to various entities in which James C. Justice, II has an interest (such loans, subsequently reduced to judgments, the “Loans”). The Transaction was completed as an absolute, “as-is, where-is” sale to an unaffiliated third party. COMMENTARY:

Nonperforming Relationships 31As of March 31, 2026 Nonaccrual Balance Change Comments $ in thousands 3/31/2026 12/31/2025 1. CRE $ 14,055 $ 14,321 $ (266) Office Building 2. CRE 7,552 9,495 (1,943) Commercial Warehouse Property 3. Construction 402 — 402 Residential Mortgage Loan 4. Residential Mortgage 357 — 357 Residential Mortgage Loan 5. Residential Mortgage 139 — 139 Residential Mortgage Loan 6. Other1 — 214,020 (214,020) Other 7. Residential Construction — 2,018 (2,018) Residential Mortgage Loan 8. Commercial & Industrial — 915 (915) Purchase Business Equipment Subtotal: Top 5 Nonaccrual Loans $ 22,505 $ 240,769 $ (218,264) Total Nonaccrual Loans $ 23,971 $ 243,982 $ (220,011) Top 5 Nonaccrual Loans / Total Nonaccrual Loans 93.88% 98.68% (4.80) % Total Portfolio Loans $ 3,728,461 $ 3,879,560 $ (151,099) Total Nonaccrual Loans / Total Portfolio Loans 0.64% 6.29% (5.65) % 1 Reflects the removal of the Company’s largest nonperforming loan relationship as a result of the first quarter 2026 Transaction, resulting in a meaningful decline in nonaccrual loans.

Loan Portfolio - Risk Ratings 32As of March 31, 2026 Portfolio Credit Quality Trend $3,1 49 $3,506 $3,625 $3,880 $3,728 $2,992 $3,1 92 $3,351 $3,61 7 $3,684 $1 42 $31 0 $267 $251 95.0% 91.1% 92.4% 93.2% 98.8% Pass Substandard Special Mention % of Pass to Total YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 $— $500 $1 ,000 $1 ,500 $2,000 $2,500 $3,000 $3,500 $4,000 15 4 7 Portfolio Credit Quality Trend $1 57 $31 4 $274 $263 $44 $1 42 $31 0 $267 $251 $43 $1 5 $4 $1 2 97.5% 94.3% 86.7% Substandard Special Mention % of "Other " to Substandard YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 $— $1 20 $240 $360 $480 1 43 1 1 The Company placed $301.9 million of commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship during the second quarter of 2023, which was resolved and sold on March 26, 2026. $ in millions 12 $1 $7

Net Charge-offs & Provision Expense 33As of March 31, 2026 ACL Composition & ACL Coverage Ratio $93,852 $97,052 $75,600 $71 ,491 $52,503 $93,1 83 $42,738 $44,895 $51 ,534 $51 ,482 $669 $54,31 4 $30,705 $1 9,957 $1 ,021 2.98% 2.77% 2.09% 1 .84% 1 .41 % General Reserves Individually Evaluated Loan Reserves ACL to Total Portfolio Loans YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 Net (Recoveries) / Charge-offs & Provision Expense $4,506 $2,300 $1 6,41 3 $472 $(1 4,929) $2,41 9 $5,500 $(5,039) $(3,637) $(33,91 7) 0.1 5% 0.07% 0.46% 0.01% (1 .55)% Net Charge-offs Provision Expense Net Charge-offs / Average Loans YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 $(35,000) $(30,000) $(25,000) $(20,000) $(1 5,000) $(1 0,000) $(5,000) $— $5,000 $1 0,000 $1 5,000 $20,000 1 3 3 1 The individually evaluated loans increased $53.6 million during the second quarter of 2023 due to our largest lending relationship, that was previously reserved in general reserves within the Other segment, moved to nonperforming status and is currently individually evaluated. 2 YTD Net charge-offs for YE 2024 consist of a $15.0 million principal charge-off related to the Other segment of the loan portfolio. The full $15.0 million has been recovered during the first quarter of 2026. 3 The change in provision relates to the $15.0 million recovery and the $18.0 million reserve release as a result of the resolution of the Bank's largest nonperforming loan relationship. $ in thousands $ in thousands 2 2 3

Deposit Mix SECTION 04

Deposits 35As of March 31, 2026 Total Deposit Composition $3,633 $3,722 $4,1 53 $4,211 $4,235 $706 $685 $634 $621 $638 $2,927 $3,037 $3,51 9 $3,590 $3,597 Noninterest-bearing deposits Interest-bearing deposits YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 $— $500 $1 ,000 $1 ,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Insured/Uninsured Deposits $726.9 1 7.2% $11 9.2 2.8% $3,389.2 80.0% Uninsured Deposits Collateralized Muni Insured Deposits • Well-diversified deposit base of 117,003 customers – average commercial deposit account balance is $47.9K – average retail deposit account balance is $16.9K • Deposit mix of 79.1% Consumer / 20.9% Business • At March 31, 2026, the Bank had no deposit relationships greater than, or equal to, 2.0% of total deposits. • Partnership with IntraFi for available coverage over $250K FDIC insured limit. 1 2 1 Period end balances, $ in millions 2Collateralized Muni deposits are FDIC insured up to $250,000. All balances in excess of $250,000 are fully collateralized with eligible securities

Total Deposits and Cost of Deposits $4,1 65 $4,203 $4,233 $4,232 $4,243 621 628 628 630 633 3,544 3,575 3,605 3,602 3,61 0 2.44% 2.30% 2.25% 2.1 6% 2.06% Noninterest-bearing Deposits Interest-bearing Demand Deposits Total Cost of Deposits Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $— $500 $1 ,000 $1 ,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Net Interest Income & NIM 0.50% 1 .73% 2.41% 2.1 8% 1 .99% 4.01% 4.60% 4.99% 5.01% 5.07% 3.51% 2.87% 2.58% 2.83% 3.08% Total Cost of Funds Yield on Interest-earning Assets Net Interest Margin YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 Net Interest Income 36As of March 31, 2026 $252 Avg. Earning Assets & Yield $4,024 $4,294 $4,459 $4,645 $4,748 4.01% 4.60% 4.99% 5.01% 5.07% Avg. Earning Assets Yield on Earning Assets YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% Avg. Interest-Bearing Liabilities & Costs $3,044 $3,321 $3,509 $3,704 $3,781 0.67% 2.23% 3.06% 2.74% 2.49% Avg. Interest-Bearing Liabilities Cost YE 2022 YE 2023 YE 2024 YE 2025 Q1 2026 1 Average balances, $ in millions 2 Cost of Funds incorporates the free funds contribution with the rate on total interest-bearing liabilities to illustrate the impact of noninterest-bearing liabilities on the overall cost of funds. 3 Computed on a fully taxable equivalent basis (FTE) using 21% federal income tax statutory rate for 2022 through 2026. 1 2 3

Commercial Loans SECTION 05

CRE Segment Overview 38As of March 31, 2026 Total CRE: $2,682.7 1 Other CRE & Other Commercial Segments include, but are not limited to, Special / Limited Use, Church, Mobile Home Park, Gas Station, Self-Storage Facilities & Auto Shops 2 Includes restaurant loans of $35.2 million 2 2 1 1

Hospitality Metrics 39As of March 31, 2026 $252 • Total portfolio balance $312.4M • Geographic diversification (see map) • Mean loan size in portfolio $6.0M1 • Median of loans in portfolio $4.2M1 • The largest loan in portfolio $20.0M1 • 31.54% are under construction1 • Top 10 borrowers make up 38.00% of the total hospitality commitment1 • No delinquent loans in the hospitality portfolio1 • There are 1.0%* loans in the hospitality portfolio that are adversely classified or NPL1 • 91.75% of hospitality portfolio is funded1 4.54 RISK RATING LTV DEBT/KEY 55.6% $108K AVERAGE *Relates to the Company's largest lending relationship. 1Commitment Level

Hospitality Metrics 40As of March 31, 2026 $ in thousands Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment Hilton $ 123,739 39.6% $ 170,778 59.6% $ 7,279 $ 112 IHG 65,997 21.1% 67,330 55.7% 5,077 74 Marriott 51,374 16.4% 71,496 52.8% 7,339 127 Independent 25,487 8.2% 25,487 47.6% 4,248 221 Wyndham 21,968 7.0% 21,968 54.6% 2,197 39 Radisson 10,018 3.2% 10,018 47.8% 2,504 34 Best Western 5,205 1.7% 5,205 38.9% 1,735 18 Choice 4,556 1.5% 4,556 43.0% 1,519 26 Upscale Independent/Boutique 4,092 1.3% 4,092 42.8% 4,092 205 Hospitality Totals $ 312,436 100.0% $ 380,930 55.6% $ 3,999 $ 108 Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment North Carolina $ 235,228 75.3% $ 282,083 56.2% $ 5,601 $ 114 South Carolina 32,562 10.4% 42,986 54.7% 4,070 74 Virginia 30,908 9.9% 42,123 55.4% 3,091 120 Georgia 9,866 3.2% 9,866 52.1% 4,933 57 West Virginia 3,872 1.2% 3,872 28.1% 1,936 27 Hospitality Totals $ 312,436 100.0% $ 380,930 55.6% $ 3,926 $ 108

Multifamily Metrics 41As of March 31, 2026 $252 • Total portfolio balance $439.7M • Geographic diversification (see map) • Mean loan size in portfolio $4.1M1 • Median of loans in portfolio $435K1 • The largest loan in portfolio $26.0M1 • 38.57% are under construction1 • Top 10 borrowers make up 49.38% of the total multifamily commitment1 • No loans in the portfolio are delinquent1 • There are no loans in the portfolio that are considered NPL1 • 3.70% of the portfolio is considered adversely classified1 • 88.41% of portfolio is funded1 4.78 RISK RATING LTV DEBT/DOOR 49.9% $110 AVERAGE 1 Commitment Level

Multifamily Metrics 42As of March 31, 2026 $252 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily $ 383,591 87.2% $ 515,630 49.8% $ 4,918 $ 117 Student 48,954 11.1% 48,954 56.9% 6,448 51 Participations in Affordable Housing 7,188 1.7% 7,188 10.5% 153 4 Other1 — — % 50 — % — — Multifamily Totals $ 439,733 100.0% $ 571,822 49.9% $ 2,880 $ 110 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily North Carolina $ 200,033 45.5% $ 312,309 50.8% $ 3,334 $ 132 South Carolina 45,879 10.4% 60,331 44.4% 1,835 119 Virginia 144,867 32.9% 150,227 47.8% 3,449 81 Student Housing Virginia 46,199 10.5% 46,199 57.3% 5,775 53 North Carolina 2,755 0.7% 2,756 51.8% 1,378 7 Multifamily Totals $ 439,733 100.0% $ 571,822 49.9% $ 3,154 $ 110 $ in thousands  1 The Other category consists of multifamily properties for which we do not have the data.

Retail Metrics 43As of March 31, 2026 $252 4.34 RISK RATING LTV DEBT/SQ FT 69.9% $149 AVERAGE • Total portfolio balance $512.7M** • Geographic diversification (see map) • Mean loan size in portfolio $3.1M1 • Median of loans in portfolio $1.4M1 • The largest loan in portfolio $27M1 • 13.58% are under construction1 • Top 10 borrowers make up 33.50% of the total retail commitment1 • 0.02% of this portfolio is considered delinquent1 • Less than 0.01% of this portfolio are considered adversely classified1 • Less than 0.01% are in NPL status1 • 94.65% of retail portfolio is funded1 ** Excludes restaurant loans of $35.2 million 1 Commitment Level

Retail Metrics 44As of March 31, 2026 $252 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Anchored Strip Centers $ 250,302 48.8% $ 271,229 85.4% $ 5,215 $ 146 Unanchored Strip Centers 142,847 27.9% 159,350 53.5% 2,198 168 Outparcels/Single Tenant 81,560 15.9% 83,924 55.2% 1,359 151 Power Centers2 34,474 6.7% 35,120 61.3% 6,895 94 Big Box 3,473 0.7% 3,473 59.8% 1,158 46 Retail Totals1 $ 512,656 100.0% $ 553,096 69.9% $ 3,365 $ 149 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size North Carolina $ 315,800 61.6% $ 352,507 74.3% $ 3,190 Virginia 97,548 19.0% 98,419 64.3% 1,742 South Carolina 33,740 6.6% 36,602 55.7% 2,249 Georgia 30,188 5.9% 30,188 62.7% 5,031 Maryland 15,181 3.0% 15,181 60.6% 7,590 Ohio 10,351 2.0% 10,351 57.2% 10,351 Florida 9,501 1.8% 9,501 73.7% 9,501 West Virginia 347 0.1% 347 42.0% 347 Retail Totals1 $ 512,656 100.0% $ 553,096 69.9% $ 5,000 $ in thousands 1 Excludes restaurant loans of $35.2 million 2 A Power Center is a large outdoor shopping mall that usually includes three or more "Big Box" stores.

Office Metrics 45As of March 31, 2026 $252 • Total portfolio balance $202.7M • Geographic diversification (see map) • Mean loan size in portfolio $1.8M1 • Median of loans in portfolio $500K1 • The largest loan in portfolio $23.0M1 • 8.34% are under construction1 • Top 10 borrowers make up 53.01% of the total office commitment1 • 0.13% of this portfolio are considered delinquent1 • 5.94% of loans are primarily rated special mention1 • 5.94% are in NPL status1 • 93.14% of office portfolio is funded1 4.64 RISK RATING DEBT/SQ FT $125 AVERAGE 1 Commitment Level

Office Metrics

Category		Office Portfolio Balance	Percentage of Total Balance		Office Commitment Balance		Avg. GL Balance Size		Avg. of Debt per Square Ft- Total Commitment
General Office Space	$	110,963	54.7%	$	117,677	$	1,563	$	132
Medical Offices		43,425	21.4%		45,258		1,888		107
Government Offices		20,841	10.3%		20,841		6,947		70
Daycare Office		18,739	9.3%		21,206		3,123		211
Veterinary Offices		8,375	4.1%		15,545		419		108
Law Offices		405	0.2%		405		101		36
Education Offices		—	—%		15,750		—		97
Office Totals		**202,748**	**100.0%**		**236,682**		**2,006**		**125**

Category		Office Portfolio Balance	Percentage of Total Balance		Office Commitment Balance		Avg. GL Balance Size		Avg. of Debt per Square Ft- Total Commitment
Virginia	$	89,466	44.1%	$	91,941	$	1,864	$	104
North Carolina		51,229	25.3%		76,986		1,004		132
South Carolina		41,379	20.4%		47,081		5,911		165
Maryland		6,525	3.2%		6,525		6,525		120
Tennessee		2,937	1.5%		2,937		1,468		52
Georgia		2,859	1.4%		2,859		715		91
West Virginia		1,910	0.9%		1,910		955		71
Ohio		1,852	0.9%		1,852		926		102
Connecticut		1,296	0.6%		1,296		432		86
Michigan		1,120	0.7%		1,120		373		95
Vermont		895	0.4%		895		447		159
Illinois		505	0.2%		505		505		126
Maine		358	0.2%		358		358		150
Kentucky		224	0.1%		224		224		71
Florida		193	0.1%		193		193		74
Office Totals	**$**	**202,748**	**100.0%**	**$**	**236,682**	**$**	**1,460**	**$**	**125**

Carter Bankshares, Inc.

As of March 31, 2026
$ in thousands

46

Non-GAAP Reconciliation SECTION 06

Non-GAAP Statement 48As of March 31, 2026 Statements in this exhibit include non-GAAP financial measures and should be read along with the accompanying tables in our definitions and reconciliations of GAAP to non-GAAP financial measures. Management uses, and this exhibit references, the adjusted return on average assets, adjusted return on average shareholders' equity, adjusted efficiency ratio, the adjusted book value and net interest income and net interest margin, each on a fully taxable equivalent, or FTE, basis, adjusted net income and adjusted earnings per common share (diluted) which are non-GAAP financial measures. Management believes the adjusted return on average assets, adjusted return on average shareholders' equity, adjusted efficiency ratio, the adjusted book value and net interest income and net interest margin, each on a fully taxable equivalent, or FTE, basis, adjusted net income and adjusted earnings per common share (diluted) provide information useful to investors in understanding our underlying business, operational performance and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although management believes that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.

Non-GAAP Reconciliation 49As of March 31, 2026 $252 The adjusted book value ratio excludes accumulated other comprehensive loss ("AOCL") and adds back the other segment reserve release, net of tax. The Company believes this adjusted measure enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCL, which are uncertain and difficult to predict, or assuming that the Company realized all the previously unrealized losses on available-for-sale securities at the end of the period. Quarter-to-Date Adjusted Book Value (Non-GAAP) Q1 2026 (Dollars in Thousands) Adjusted Book Value (Non-GAAP) Total Shareholders' Equity $ 504,902 Add: AOCL (42,970) Total Shareholders' Equity, excluding AOCL and segment reserve release (Non-GAAP) $ 461,932 Common Shares Outstanding, at End of Period 22,159,980 Book Value (GAAP) $ 22.78 Adjusted Book Value (Non-GAAP) $ 20.85

Non-GAAP Reconciliation 50As of March 31, 2026 $252 Quarter-to-Date Adjusted Return on Average Assets (ROA) (Non-GAAP) Q1 2026 (Dollars in Thousands) Adjusted Net Income (Non-GAAP)* $ 8,629 Adjusted Net Income (Non-GAAP) (YTD annualized) 34,995 Average Assets $ 4,878,272 Adjusted ROA (Non-GAAP) 0.72 % Quarter-to-Date Adjusted Return on Average Shareholders' Equity (ROE) (Non-GAAP) Q1 2026 (Dollars in Thousands) Adjusted Net Income (Non-GAAP)* $ 8,629 Adjusted Net Income (Non-GAAP) (YTD annualized) 34,995 Average Shareholders' Equity $ 434,472 Adjusted ROE (Non-GAAP) 8.05% 4Annualized Loan Growth (Non-GAAP) March 31, 2026 December 31, 2025 (Dollars in Thousands) Portfolio Loans $ 3,728,461 $ 3,879,560 Less: Loans Related to the Transaction (209,484) Adjusted Loans (Non-GAAP) $ 3,937,945 Annualized Portfolio Loan Growth (GAAP) (15.80) % Annualized Loan Growth (Non-GAAP) in % 6.10% *See Non-GAAP reconciliation for adjusted net income, slide 53.

Non-GAAP Reconciliation 51As of March 31, 2026 $252 Quarter-to-Date Adjusted Net Interest Income (FTE) (Non-GAAP) Q1 2026 Q4 2025 Q1 2025 (Dollars in Thousands) Interest Income (FTE) (Non-GAAP) Interest and Dividend Income (GAAP) $ 59,185 $ 59,298 $ 56,007 Tax Equivalent Adjustment 3 154 159 178 Interest and Dividend Income (FTE) (Non-GAAP) 59,339 59,457 56,185 Average Earning Assets $ 4,748,330 $ 4,706,917 $ 4,554,103 Yield on Interest-earning Assets (GAAP) 5.05% 5.00% 4.99 % Yield on Interest-earning Assets (FTE) (Non-GAAP) 5.07% 5.01% 5.00 % Net Interest Income (GAAP) $ 35,934 $ 34,604 $ 30,138 Tax Equivalent Adjustment 3 154 159 178 Net Interest Income (FTE) (Non-GAAP) 36,088 34,763 30,316 Average Earning Assets $ 4,748,330 $ 4,706,917 $ 4,554,103 Net Interest Margin (GAAP) 3.07% 2.92% 2.68 % Net Interest Margin (FTE) (Non-GAAP) 3.08% 2.93% 2.70 % Net interest income (FTE) (non-GAAP) and total interest and dividend income (FTE) (non- GAAP), which are used in computing net interest margin (FTE) (non-GAAP), and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. 3 Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2026 and 2025 periods.

Non-GAAP Reconciliation

Net interest income (FTE) (non-GAAP) and total interest and dividend income (FTE) (non-GAAP), which are used in computing net interest margin (FTE) (non-GAAP), and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted efficiency ratio (non-GAAP) excludes (losses) gains on sales and write-downs of branch premises, net, (losses) gains on sales and write-downs of OREO, net, 1035 exchange fee on BOLI, severance pay, the gains on sales of securities, net, equity security unrealized fair value loss (gain), gain on BOLI death benefit, Gain on the Transaction and FHLB early prepayment credit. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the Company's operations.

	Quarter-to-Date		
Adjusted Efficiency Ratio (Non-GAAP)	**Q1 2026**	**Q4 2025**	**Q1 2025**
(Dollars in Thousands)			
Noninterest Expense	**$ 31,012**	**$ 31,004**	**$ 28,042**
Less: (Losses) Gains on sales and write-downs of Branch Premises, net	(1)	(188)	3
Less: (Losses) Gains on Sales and write-downs of OREO, net	(569)	51	(81)
Less: 1035 Exchange fee on BOLI	—	(133)	(275)
Less: Severance Pay	—	(55)	—
Adjusted Noninterest Expense (Non-GAAP)	**30,442**	**30,679**	**27,689**
Net Interest Income	**$ 35,934**	**$ 34,604**	**$ 30,138**
Plus: Taxable Equivalent Adjustment[3]	154	159	178
Net Interest Income (FTE) (Non-GAAP)	**36,088**	**34,763**	**30,316**
Less: Gains on Sales of Securities, net	(80)	(46)	—
Less: Equity Security Unrealized Fair Value Loss (Gain)	45	(22)	(137)
Gain on BOLI death benefit[5]	—	—	(1,882)
Less: Gain on the Transaction	(65,000)	—	—
Less: FHLB Early Prepayment Credit	(130)	—	—
Plus: Noninterest Income	70,974	5,225	6,901
Net Interest Income (FTE) (Non-GAAP) plus Adjusted Noninterest Income	**41,897**	**39,920**	**35,198**
Efficiency Ratio (GAAP)	**29.01%**	**77.84%**	**75.71%**
Adjusted Efficiency Ratio (Non-GAAP)	**72.66%**	**76.85%**	**78.67%**

Carter Bankshares, Inc.

[3] Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2026 and 2025 periods.
[5] The gain on BOLI death benefit is tax-exempt.

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Non-GAAP Reconciliation

The adjusted net income (FTE) (non-GAAP) excludes the gain on the Transaction, specific reserves released related to the loan sale transaction, recovery related to the loan sale transaction, gains on sales of securities, net, equity security unrealized fair value loss (gain), losses (gains) on sales and write-downs of bank premises, net, losses (gains) on sales and write-downs of OREO, net, 1035 exchange fee on BOLI, gain on BOLI death benefit, FHLB early prepayment credit and severance pay. These exclusions are deleted to calculated the adjusted earnings per common share (diluted) (Non-GAAP). The Company believes these adjusted measure provides investors with important information about the results of the Company's operations.

	Quarter-to-Date		
Adjusted Net Income and EPS (Non-GAAP)	**Q1 2026**	**Q4 2025**	**Q1 2025**
(Dollars in Thousands)			
Net Income	**$ 85,757**	**$ 8,480**	**$ 8,953**
Gain on the Transaction	(65,000)	—	—
Specific Reserves Released Related to the Transaction	(18,035)	—	—
Net Recoveries Related to the Transaction	(15,000)	—	—
Gains on Sales of Securities, net	(80)	(46)	—
Equity Security Unrealized Fair Value Loss (Gain)	45	(22)	(137)
Losses (Gains) on Sales and Write-downs of Bank Premises, net	1	188	(3)
Losses (Gains) on Sales and Write-downs of OREO, net	569	(51)	81
1035 Exchange fee on BOLI	—	133	275
Gain on BOLI death benefit[6]	—	—	(1,882)
Less: FHLB Early Prepayment Credit	(130)	—	—
Severance Pay	—	55	—
Total Tax Effect	20,502	(54)	(45)
Modified Endowment Contract (MEC) 10% penalty on BOLI Surrender	—	121	—
Tax Effect on BOLI Surrender	—	254	—
Adjusted Net Income (Non-GAAP)	**$ 8,629**	**$ 9,058**	**$ 7,242**
Average Shares Outstanding - diluted	21,846,942	21,857,904	22,873,800
Adjusted Earnings Per Common Share (diluted) (Non-GAAP)	**$ 0.40**	**$ 0.41**	**$ 0.32**

[6] The gain on BOLI death benefit is tax-exempt.

Carter Bankshares, Inc.

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